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John W. Hlywak, Jr. (Investors)             Scott Soifer (Media/Physicians)
Senior Vice President &                     Vice President Marketing &
Chief Financial Officer                     Development
IntegraMed America, Inc.                    IntegraMed America, Inc.
(914) 251-4143                              (914) 251-4186
email:  jhlywak@integramed.com              email:  scott.soifer@integramed.com
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Web Address:  http://www.integramed.com
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                 INTEGRAMED AMERICA TO HOLD FOURTH QUARTER 2005
                         AND YEAR 2005 FINANCIAL RESULTS
                        CONFERENCE CALL FEBRUARY 16, 2006

Purchase, NY, February 8, 2006 - IntegraMed America, Inc. (Nasdaq: INMD) today announced that the Company will release fourth quarter 2005 and year 2005 financial results on Wednesday, February 15, 2006, after the close of the financial markets. Jay Higham, President and Chief Executive Officer and John Hlywak, Senior Vice President and Chief Financial Officer, will host an investment-community conference call beginning Thursday, February 16, 2006, at 10:00 a.m. Eastern Time to discuss those results and to answer questions.

To participate in the live call via telephone, please call (800) 374-0146 (domestic) or (706) 634-1307 (international). A telephone replay will be available 12:00 p.m. Eastern Time, February 16 through February 23, 2006 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering reservation number 5237880.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days.

IntegraMed America, based in Purchase, N.Y., is focused on the $2 billion infertility industry, and offers products and services to patients and providers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients; and operates www.integramed.com, an award-winning infertility Web site.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of February 8, 2006 and IntegraMed undertakes no duty to update this information.

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